PROSPECTUS	Filed pursuant to Rule 424(b)(3)
Registration No. 333-133681
100,000 Shares of Common Stock

     The selling stockholder of True Religion Apparel, Inc. (“True Religion,” “we,” “us” or “the Company”) identified on page 8 of this prospectus may offer and resell up to 100,000 shares of our common stock. The selling stockholder identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares covered by this prospectus.
     Our common stock is quoted on the Nasdaq National Market under the trading symbol “TRLG.” On May 11, 2006, the last reported closing price of our common stock was $17.49 per share on the Nasdaq National Market.

     The common stock offered pursuant to this prospectus involves a high degree of risk. For more information, please see the section of this prospectus titled “Risk Factors,” beginning on page 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2006

     Unless the context otherwise requires or otherwise specifies, references in this prospectus to “True Religion,” “we,” “our,” and “us” refer to True Religion Apparel, Inc. and our subsidiary, Guru Denim, Inc., unless otherwise indicated.
     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in, or incorporated by reference in, this prospectus is accurate only as of the date of this prospectus, or the date of the document in which it appears, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY
True Religion Apparel, Inc.
     We design, manufacture, market, distribute and sell high fashion jeans and related apparel. We sell our products under the brand name “True Religion Brand Jeans” in the United States, Canada, Europe, Mexico and Japan. Our jeans are sold in the United States and internationally through high-end retailers and boutiques. We have also recently added a line of denim jackets and tops for both men and women.
     We currently sell men’s styles and women’s styles and our jeans are made with high quality fabrics from the United States, Italy, and Japan that are gently and naturally aged, hand finished and boldly stitched in seven different thread colors. True Religion Brand Jeans are made to look, feel and fit like they have been owned for years. We believe that we have a competitive advantage in the detailing of the design, the quality of the denim and the superiority of the finish, or the wash.
     Our strategy is to build brand recognition by marketing our products to fashion conscious, affluent consumers who shop in high-end boutiques and department stores and who desire to purchase, wear and be seen in the latest and trendiest jeans and related apparel. We seek to limit distribution of our products to the more exclusive boutiques, specialty stores and department stores in an effort to maintain the unique nature of our brand. Our True Religion Brand Jeans sell in the range of $170 to in excess of $300 per pair at retail. We utilize contract manufacturers located in the United States so that we can brand our products as having been “Made in the U.S.A.,” which we believe also enables us to control our costs and keep our fixed overhead to a minimum.
     We market and distribute our products through attendance at industry and trade shows and through sales agency or distribution agreements with independent agents, each of which is granted exclusive rights to market and sell our products in its respective territory. We currently have agreements in place with commissioned sales agents in the United States and distribution agreements in place with distributors in Italy, Germany, Switzerland, Japan, Holland, France, Scandinavia, Spain, South Africa, Mexico, Canada, Australia and the United Kingdom. Our distributors purchase our products from us at a discount for resale to their customers in their respective territories. Our distributors warehouse our products at their expense and they ship our products to their customers and collect payment from them directly.
     We were incorporated in the State of Nevada in April 2001 and changed our state of incorporation to the State of Delaware in August 2005. Our headquarters are located at 525 Rio Vista Avenue, Los Angeles, California 90023. Our phone number at that address is (310) 266-3072. Our Internet address is located at www.truereligionbrandjeans.com. The information on our website or on any website referring to us is not part of this prospectus.
The Offering
     This prospectus relates to the reoffer and resale from time to time by one of our stockholders identified herein under the heading “Selling Stockholders” of up to 100,000 shares of our common stock issued pursuant to a Settlement Agreement and General Release entered into by the selling stockholder and us.
     Our common stock may be offered and resold from time to time by the selling stockholder identified in this prospectus. It is anticipated that the selling stockholder will offer shares for sale at prevailing prices on the Nasdaq National Market on the date of sale. We will not receive any proceeds from the sale of common stock by the selling stockholder under this prospectus. The selling stockholder will pay for the cost of all sales commissions and similar expenses. We will however pay for all of the costs associated with the filing of this registration statement.

RISK FACTORS
     Our common stock is considered speculative during the growth of our new business operations. Prospective investors should consider carefully the risk factors set out below.
We are in the early stages of our growth, which makes it difficult to evaluate whether we will operate profitably in the future.
     We are in the early stages of the growth of our company, which is involved primarily in the production and processing of high-fashion denim apparel. As a result, we do not have a meaningful historical record of sales and revenues nor an established business track record.
     Unanticipated problems, expenses and delays are frequently encountered in ramping up production and sales and developing new products, especially in the current stage of our business. Our ability to continue to successfully develop, produce and sell our products and to generate significant operating revenues will depend on our ability to, among other things:
•	continue to successfully develop and operate production facilities or maintain existing or new agreements with third parties to perform these functions on our behalf; and

•	successfully market, distribute and sell our products or enter into agreements with third parties to perform these functions on our behalf.
     Given our limited operating history, lack of long-term sales history and other sources of revenue, there can be no assurance that we will be able to achieve any of these goals and develop a sufficiently large customer base to continue to be profitable.
     Our management believes that we can sustain our operations for the future from existing working capital and from operating revenue. The future of our company will depend upon our ability to continue to obtain adequate orders for our products, prompt payment for our products and, as and when needed, sufficient financing and continuing support from our factor, and to continue to maintain profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be materially adversely affected.
Our continued operations depend on current fashion trends. If our products and design do not continue to be fashionable, our business could be adversely affected.
     The novelty and the design of our True Religion Brand Jeans apparel is important to our success and competitive position, and the inability to continue to develop and offer such unique products to our customers could harm our business. We cannot be certain that high-fashion denim apparel will continue to be fashionable. Should the trend steer away from high-fashion denim apparel, sales could decrease and our business could be adversely affected. In addition, there are no assurances that our future designs will be successful, and any unsuccessful designs could adversely affect our business.
Our business and the success of our products could be harmed if we are unable to maintain our brand image.
     Our success to date has been due in large part to the strength of our brand. If we are unable to timely and appropriately respond to changing consumer demand, our brand name and brand image may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider our brand image to be outdated or associate our brand with styles of denim that are no longer popular. In the past, several denim companies including ours have experienced periods of rapid growth in revenues and earnings followed by periods of declining sales and losses. Our business may be similarly affected in the future.

We depend on third parties for significant elements of our sales and distribution efforts. If these third parties do not continue to assist us in our sales and distribution, our revenue could decrease, which would have an adverse impact on our business
     We limit our marketing efforts to participation at trade shows where we showcase our products. We depend substantially upon third parties for several critical elements of our business including, among other things, sales and distribution activities. There can be no assurance that we or these third parties will be able to establish or maintain adequate sales and distribution capabilities, that we will be able to enter into agreements or relationships with third parties in additional territories on financially acceptable terms or that any third parties with whom we enter into such arrangements will be successful in selling or distributing our products. If they are not, our business could be negatively impacted. Also, if we are unable to maintain our relationships with these sales agents and distributors or if these sales agents and distributors begin selling our competitors products, then our ability to generate revenues through the sale of our products could be negatively impacted.
Our business may be negatively impacted as a result of changes in the economy.
     Our business depends on the general economic environment and levels of consumer spending that affect not only the ultimate consumer, but also retailers, our primary direct customers. Purchases of high-fashion denim tend to decline in periods of recession or uncertainty regarding future economic prospects, when consumer spending, particularly on discretionary items, declines. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to existing customers, make sales to new customers, open and operate new retail stores, maintain sales levels at our existing stores, maintain or increase our international operations on a profitable basis, or maintain or improve our earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by downward trends in the economy or the occurrence of events that adversely affect the economy in general. Furthermore, in anticipation of continued increases in net sales, we have significantly expanded our infrastructure and workforce to achieve economies of scale. Because these expenses are fixed in the short term, our operating results and margins will be adversely impacted if we do not continue to grow as anticipated.
Our quarterly revenues and operating results fluctuate as a result of a variety of factors, including seasonal fluctuations in demand for high-fashion denim, delivery date delays and potential fluctuations in our annualized tax rate, which may result in volatility of our stock price.
     Our quarterly revenues and operating results have varied significantly in the past and can be expected to fluctuate in the future due to a number of factors, many of which are beyond our control. For example, sales of denim products have historically been somewhat seasonal in nature with the strongest sales generally occurring in the second and third quarters. Delays in scheduling or pickup of purchased products by our domestic customers could negatively impact our net sales and results of operations for any given quarter. Also, our annualized tax rate is based on projections of our domestic and international operating results for the year, which we review and revise as necessary at the end of each quarter, and it is highly sensitive to fluctuations in projected international earnings. Any quarterly fluctuations in our annualized tax rate that may occur could have a material impact on our quarterly operating results. As a result of these specific and other general factors, our operating results will likely vary from quarter to quarter and the results for any particular quarter may not be necessarily indicative of results for the full year. Any shortfall in revenues or net income from levels expected by securities analysts and investors could cause a decrease in the trading price of our common stock.
We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.
     We face intense competition in the denim industry from other established companies. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the denim industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we compete, further increasing competition in the denim industry.

     We believe that our ability to compete successfully depends on a number of factors, including the style and quality of our products and the strength of our brand name, as well as many factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common stock.
Our business could be harmed if we fail to maintain proper inventory levels.
     We place orders with our manufacturers for some of our products prior to the time we receive all of our customers’ orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of certain products that we anticipate will be in greater demand. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships, and diminish brand loyalty.
Purchases of the merchandise we sell are generally discretionary and are therefore particularly susceptible to economic slowdowns.
     If current economic conditions do not improve, our business, financial condition, and results of operations could be adversely affected. Consumers are generally more willing to make discretionary purchases, including purchases of fashion products and high-end home products, during periods in which favorable economic conditions prevail.
Our business could suffer if we need to add or replace manufacturers.
     Although we design and market our products, we outsource manufacturing to third party manufacturers. Outsourcing the manufacturing component of our business is common in the apparel industry, as we compete with other companies for the production capacity of our manufacturers. Because we are a small enterprise and many of the companies with which we compete have greater financial and other resources than we have, they may have an advantage in the competition for production capacity. We currently outsource our production to only three manufacturers. If we experience a significant increase in demand, or if we need to replace any of the manufacturers that we currently use, we may have to expand our third party manufacturing capacity. We cannot be assured that this capacity will be available to us, or that if available it will be available on terms that are acceptable to us. If we cannot produce a sufficient quantity of our products to meet demand or delivery schedules, our customers might reduce demand, reduce the purchase price they are willing to pay for our products or replace our product with the product of a competitor, any of which could have a material adverse effect on our financial condition and operations.
Our stock price is highly volatile.
     The trading price of our common stock has fluctuated significantly since our inception, and is likely to remain volatile in the future. For example, since June 23, 2003, our common stock has closed as low as $0.66 and as high as $24.36 per share. The trading price of our common stock could be subject to wide fluctuations in response to many events or factors, including the following:
•	quarterly variations in our operating results;

•	changes in financial estimates by securities analysts;

•	changes in market valuations or financial results of high-fashion denim companies;

•	announcements by us or our competitors of new products, or significant acquisitions, strategic partnerships or joint ventures;

•	any deviation from projected growth rates in revenues;

•	any loss of a major customer or a major customer order;

•	additions or departures of key management or design personnel;

•	any deviations in our net revenue or in losses from levels expected by securities analysts;

•	activities of short sellers and risk arbitrageurs; and

•	future sales of our common stock.
     In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high-fashion companies, which often has been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock. As long as we continue to depend on a limited customer base and a limited number of products, there is substantial risk that our quarterly results will fluctuate.
Our business could suffer from the financial instability of our customers.
     We sell our product primarily to retail and distribution companies in the United States on open account with 30 to 45 day payment terms. In foreign markets, we try to obtain a letter of credit or wire transfer upon shipment, but these arrangements are not always possible. Financial difficulties with a customer could result in serious losses for our company.
The loss of our Chief Executive Officer or other key management personnel would have an adverse impact on our future development and could impair our ability to succeed.
     Our performance is substantially dependent upon the expertise of our Chief Executive Officer, Jeffrey Lubell, and other key management personnel, and our ability to continue to hire and retain there personnel. Mr. Lubell spends all of his working time working with our company and our wholly-owned subsidiary. It may be difficult to find sufficiently qualified individuals to replace Mr. Lubell or other key management personnel if we were to lose any one or more of them. The loss of Mr. Lubell or any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.
     We do not maintain “key person” life insurance on any of our directors or senior executive officers.
Government regulation and supervision could restrict our business.
     Any negative changes to international trade agreements and regulations such as the North American Free Trade Agreement or any agreements affecting international trade such as those made by the World Trade Organization which result in a rise in trade quotas, duties, taxes and similar impositions or which has the result of limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products, could have an adverse effect on our business.
Increases in the price of raw materials or their reduced availability could increase our cost of sales and decrease our profitability.
     The principal fabrics used in our business are cotton, synthetics, wools and blends. The prices we pay for these fabrics are dependent on the market price for raw materials used to produce them, primarily cotton. The price and availability of cotton may fluctuate significantly, depending on a variety of factors, including crop yields, weather, supply conditions, government regulation, economic climate and other unpredictable factors. Any raw material price increases could increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. Moreover, any decrease in the availability of cotton could impair our ability to meet our production requirements in a timely manner.

If an independent manufacturer violates labor or other laws, or is accused of violating any such laws, or if their labor practices diverge from those generally accepted as ethical, it could harm our business and brand image.
     While all manufacturers are contractually required to comply with such labor practices, we cannot control the actions or public perception of such manufacturers, nor can we assure that these manufacturers will conduct their businesses using ethical or legal labor practices. Apparel companies can be held jointly liable for the wrongdoings of the manufacturers of their products. While we do not control their employee’s employment conditions or the manufacturer’s business practices, and the manufacturers act in their own interest, they may act in a manner that results in a negative public perception of us and/or employee allegations or court determinations that we are jointly liable for such improper practices.
If our competitors misappropriate our proprietary know-how and trade secrets, it could have a material adverse affect on our business.
     The loss of or inability to enforce our trademark “True Religion Brand Jeans” and the trademarked “Buddah” logo and other proprietary know-how and trade secrets could adversely affect our business.
     We depend heavily on trade secrets and the design expertise of Jeffrey and Kymberly Lubell. If any of our competitors copies or otherwise gains access to our trade secrets or develops similar products independently, we would not be able to compete as effectively. The measures we take to protect our trade secrets and designs may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.
One principal stockholder is able to control substantially all matters requiring a vote of our stockholders and his interests may differ from the interests of our other stockholders.
     As of April 24, 2006, Jeffrey Lubell, our Chairman of the Board and Chief Executive Officer, and his wife beneficially owned 38% of our outstanding common stock. Therefore, Mr. Lubell is effectively able to control matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Mr. Lubell also has control over our management and affairs. As a result of such control, certain transactions are effectively not possible without the approval of Mr. Lubell, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.
We are still exposed to potential risks from recent legislation requiring public companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.
     We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, are incurring additional expenses and, to a lesser extent, diverting management’s time in an effort to comply with Section 404 of the Sarbanes-Oxley Act of 2002. Beginning with the annual report for the fiscal year ended December 31, 2007, our management is required under Section 404 to furnish a report regarding its internal controls over financial reporting. We anticipate becoming an “accelerated filer” during the fiscal year ended December 31, 2006 which would accelerate our compliance date to the annual report for the fiscal year ended December 31, 2006. We have implemented processes documenting and evaluating our system of internal controls. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

We do not expect to declare or pay any dividends.
     We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.
Our success is dependent on our ability to protect our worldwide intellectual property rights, and our inability to enforce these rights could harm our business.
     Our success depends to a significant degree upon our ability to protect and preserve our intellectual property, including copyrights, trademarks, patents, service marks, trade dress, trade secrets and similar intellectual property. We rely on the intellectual property, patent, trademark and copyright laws of the United States and other countries to protect our proprietary rights. However, we may be unable to prevent third parties from using our intellectual property without our authorization, particularly in those countries where the laws do not protect our proprietary rights as fully as in the United States. The use of our intellectual property or similar intellectual property by others could reduce or eliminate any competitive advantage we have developed, causing us to lose sales or otherwise harm our business. If it became necessary for us to resort to litigation to protect these rights, any proceedings could be burdensome and costly and we may not prevail.
     We have obtained some U.S. and foreign trademark, patents and service mark registrations, and have applied for additional ones, but cannot guarantee that any of our pending applications will be approved by the applicable governmental authorities. Moreover, even if the applications are approved, third parties may seek to oppose or otherwise challenge these or other registrations. A failure to obtain trademark, patents or service mark registrations in the United States and in other countries could limit our ability to protect our trademarks, patents and service marks and impede our marketing efforts in those jurisdictions. The loss of such trademarks, patents and service marks, or the loss of the exclusive use of our trademarks, patents and service marks, could have a material adverse effect on our business, financial condition and results of operations. Accordingly, we devote substantial resources to the establishment and protection of our trademarks, patents and service marks on a worldwide basis and continue to evaluate the registration of additional trademarks, patents and service marks, as appropriate. We cannot assure that our actions taken to establish and protect our trademarks, patents and service marks will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as violative of their trademark or other proprietary rights.
Our products may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.
     We cannot be certain that our products do not and will not infringe the intellectual property rights of others. We may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of the intellectual property rights of third parties by us or our customers in connection with their use of our products. Any such claims, whether or not meritorious, could result in costly litigation and divert the efforts of our personnel. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all) or to pay damages and cease making or selling certain products. Moreover, we may need to redesign or rename some of our products to avoid future infringement liability. Any of the foregoing could cause us to incur significant costs and prevent us from manufacturing or selling our products.

FORWARD LOOKING STATEMENTS
     This Prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described in this section, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.
     Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed above. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.
WHERE YOU CAN FIND MORE INFORMATION
     You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus.
     We file annual, quarterly and special reports, proxy statements and other information with the SEC as is required by the Exchange Act . You may read and copy any reports, statements or other information we have filed at SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.
USE OF PROCEEDS
     The shares being registered by this prospectus are being registered for the account of the selling stockholder named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholder and we will not receive any proceeds from the sale of the common stock by the selling stockholder.
DILUTION
     Because the selling stockholder may offer and sell the shares covered by this prospectus at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.
SELLING STOCKHOLDER
     The following table identifies the selling stockholder and indicates (i) the nature of any material relationship that the selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholder, (iii) the amount to be offered for the selling stockholder’s account, and (iv) the number of shares and percentage of outstanding shares of the common stock in our capital to be owned by the selling stockholder after the sale of the shares offered by him pursuant to this offering. The selling stockholder is not obligated to sell the shares offered in this prospectus and may choose not to sell any of the shares or only a part of the shares that he receives. Securities and Exchange Commission, or the SEC, rules require that we assume that the selling stockholder sells all of the shares offered with this prospectus.

     Under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholder.

	Number of Shares		Number of Shares
	Beneficially Owned	Number of Shares	Beneficially Owned
Selling Stockholder	Prior to the Offering	Being Registered	After the Offering
Joseph Canouse	100,000	100,000	0
     The information provided in the table above with respect to the selling stockholder has been obtained from the selling stockholder. Because the selling stockholder may sell all or some portion of the shares of common stock beneficially owned by him, only an estimate (assuming the selling stockholder sells all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling stockholder after this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the shares of common stock beneficially owned by him, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.
PLAN OF DISTRIBUTION
     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. We will not receive any of the proceeds from this offering. The term “selling stockholder” includes the selling stockholder named in the table above and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder may sell the shares from time to time and may also decide not to sell all the shares he is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at fixed prices and under terms then prevailing or at prices related to the then current market price or determined in negotiated transactions. Our common stock is quoted on the Nasdaq National Market. The selling stockholder may sell his shares by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

•	in privately negotiated transactions; and

•	in option transactions.
     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. There is no assurance that the selling stockholder will sell all or a portion of the shares being offered hereby.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder, who is not subject to our insider trading policy, may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale. In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. A selling stockholder who is deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including but not limited to, liabilities under Sections 11, 12 and 17 of the Securities Act.
     The selling stockholder and any other persons participating in such distributions may also be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M. Regulation M may limit the timing of purchases and sales of shares by the selling stockholder and any other persons and may restrict, for a period of up to five business days prior to the commencement of the distribution, the ability of any person engaged in a distribution of shares of our common stock to engage in market-making activities with respect to these shares. The selling security has acknowledged that he understands his obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M. We will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
     To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholder.
     At the time a particular offer of shares is made, if required, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the name of the selling stockholder, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
     We will bear all costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares of common stock. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

EXPERTS
     Our financial consolidated statements as of December 31, 2005 and 2004 incorporated by reference from our Form 10-KSB file with the SEC on March 31, 2006 have been audited by Stonefield Josephson, Inc., Independent Registered Public Accounting Firm, as set forth in their report accompanying the consolidated financial statements and are included herein in reliance upon the report.
LEGAL MATTERS
     The validity of the shares being offered by this prospectus will be passed upon for us by Manatt, Phelps & Phillips, LLP.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:
•	Our Annual Report on Form 10-KSB, filed on March 31, 2006;

•	Current Report on Form 8-K filed with the SEC on April 14, 2006; and

•	The description of our common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on August 22, 2005, including any amendments or reports filed for the purpose of updating such description.
     Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, as well as proxy statements. Unless expressly incorporated into this registration statement, a report furnished to the SEC on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus. You may request a copy of these documents by writing or telephoning us at the following address:
Investor Relations
True Religion Apparel, Inc.
1525 Rio Vista Avenue
Los Angeles, California 92619
(323) 266-3072
     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.